Exhibit 10.1 Execution Version AMENDMENT NO. 4, dated as of December 21, 2018 (this “Amendment”), among JELD-WEN Holding, Inc., a Delaware corporation (“Holdings”), JELD-WEN, Inc., a Delaware corporation (the “Borrower Representative”), JELD-WEN of Canada, Ltd., an Ontario corporation (“JW Canada”), the other Borrowers (this and each other capitalized term used herein without definition having the meaning assigned to such term in the Credit Agreement described below) party hereto, the Subsidiary Guarantors party hereto, Wells Fargo Bank, National Association, as Administrative Agent, U.S. Issuing Bank, Canadian Issuing Bank and Swingline Lender (in such capacities, the “Agent”), and the Lenders party hereto. WHEREAS, reference is hereby made to the Amended Revolving Credit Agreement, dated as of October 15, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower Representative, JW Canada, the other Borrowers party thereto, Holdings, the other Guarantors party thereto, the Agent and the Lenders party thereto; WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower Representative is requesting an increase in the amount of the Commitments in the amount of $100,000,000 (to be allocated to the Maximum U.S. Credit Amount), and the existing U.S. Revolving Lenders have agreed to provide such requested increase as set forth on Annex A hereto; WHEREAS, American Building Supply, Inc. (“ABS”) and its wholly owned Subsidiary, J B L Hawaii, Limited (“JBL” and, together with ABS, the “New Borrowers”) will become a party to, and be bound by the terms of, the Credit Agreement and the other applicable Loan Documents and the Borrower Representative has requested that each New Borrower be designated as a ‘U.S. Borrower’ in accordance with Section 2.25 of the Credit Agreement; WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Loan Parties, the Agent and the Lenders party hereto, constituting the Required Lenders, may, and hereby express their desire to, amend the Credit Agreement for certain additional purposes; NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: Section 1. U.S. Revolving Commitment Increase. The Borrower Representative has requested an increase in the U.S. Revolving Commitments in the aggregate amount of $100,000,000 (the “U.S. Revolving Commitment Increase”). Subject to the terms and conditions contained herein and in Section 2.23 of the Credit Agreement, each existing U.S. Revolving Lender has agreed to increase its respective U.S. Revolving Commitment by providing its respective portion of the U.S. Revolving Commitment Increase as set forth on Annex A hereto. This Amendment shall serve as the notice of Commitment Increase from the Borrower Representative referred to in Section 2.23(b) of the Credit Agreement and the ‘Incremental Amendment’ referred to in Section 2.23(c) of the Credit Agreement. Section 2. Joinder of New Borrowers. As of the Amendment Effective Date (as defined below), the New Borrowers shall be designated U.S. Borrowers. Section 3. Amendments to Credit Agreement. On the Amendment Effective Date, the Credit Agreement shall be amended as follows: 8797368

(a) Section 1.1 of the Credit Agreement shall be amended by amending and restating the definitions of “Fee Letter”, “Loan Documents”, and “Receivables Agreement” in their entirety as follows: “Fee Letter” means (i) that certain letter agreement dated as of September 8, 2014 between the Borrower Representative and the Administrative Agent, (ii) that certain letter agreement dated as of December 14, 2017 between the Borrower Representative and Administrative Agent, and/or (iii) that certain letter agreement dated as of December 21, 2018 between the Borrower Representative and the Administrative Agent, as the context may require. “Loan Documents”: this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, any Intercreditor Agreement, the Notes, the Security Documents, an Incremental Amendment, if any, and an Extension Agreement, if any. “Receivables Agreement” means that certain Accounts Receivable Purchase Agreement effective as of April 2009, between the American Building Supply, Inc. and Bank of America, N.A. (b) Section 1.1 of the Credit Agreement shall be amended by amending and restating clause (r) of “Eligible Accounts” as follows: (r) Accounts owed by an Account Debtor where any other Accounts owed by that Account Debtor have been sold or assigned in connection with a factoring or other similar arrangement, including without limitation in connection with a Qualified Receivables Financing (other than Accounts owing to a Borrower (other than American Building Supply, Inc.) by Lowe’s Companies, Inc. or its affiliates which have not been sold and are not subject to a Lien pursuant to the Receivables Agreement); (c) Section 1.1 of the Credit Agreement shall be amended by adding the following new defined terms (and corresponding definitions) in appropriate alphabetical order therein: “Amendment No. 4”: Amendment No. 4, dated as of the Amendment No. 4 Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto. “Amendment No. 4 Effective Date” means December 21, 2018. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. (d) Section 2.9(b) of the Credit Agreement shall be amended and restated in its entirety as follows: “(i) U.S. Facility. The U.S. Borrowers shall, and hereby jointly and severally agree to, pay to the Administrative Agent, for the ratable account of the U.S. Revolving Lenders, an unused line fee (the “U.S. Commitment Fee”) in an amount equal to 0.25% per annum times the result of (i) the aggregate amount of the U.S. Revolving Commitments, less (ii) the average daily amount of the U.S. Usage (other than U.S. Swingline Usage) during the immediately preceding month (or portion thereof), which U.S. Commitment Fee shall be due and payable on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the U.S. Finance Obligations are paid in full and on the date on which the U.S. Finance Obligations are paid in full.

(ii) Canadian Facility. The Canadian Borrowers shall, and hereby jointly and severally agree to, pay to the Administrative Agent, for the ratable account of the Canadian Revolving Lenders, an unused line fee (the “Canadian Commitment Fee” and collectively with the U.S. Commitment Fee, the “Commitment Fees” and individually, “Commitment Fee”) in an amount equal to the 0.25% per annum times the result of (i) the aggregate amount of the Canadian Revolving Commitments, less (ii) the average daily amount of the Canadian Usage (other than Canadian Swingline Usage) during the immediately preceding month (or portion thereof), which Canadian Commitment Fee shall be due and payable on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Canadian Finance Obligations are paid in full and on the date on which the Canadian Finance Obligations are paid in full.” (e) Section 5.2(j) of the Credit Agreement shall be amended and restated in its entirety as follows: “(j) promptly following any Lender’s request therefor, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer,” beneficial ownership and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act, the Proceeds of Crime Act and the Beneficial Ownership Regulation.” (f) Section 5.17(a)(C) of the Credit Agreement shall be amended and restated in its entirety as follows: “(C) Other DDAs. The Loan Parties shall cause each of their DDAs and securities accounts not constituting Collection DDAs (other than Excluded DDAs and any zero balance cash disbursement accounts) to be subject to a Depositary Bank Agreement among the applicable Loan Party, the Administrative Agent and the applicable depository bank.” (g) Section 6.3(b)(ix) is hereby amended by deleting the reference to clause “(22)” in clause (v) of the first proviso and substituting in lieu therefor “(21)”. (h) Section 6.8 of the Credit Agreement shall be amended by adding the following new clause (d): “(d) Notwithstanding the foregoing, (i) the Company may not divide and (ii) in the event that any Loan Party divides itself into two or more Persons, each surviving or resulting Person shall be a Loan Party (and, if the dividing Person is a Borrower, then upon not less than 5 Business Days prior notice to the Agent, and each surviving or resulting Person shall be a Borrower, unless the Agent otherwise consents) and shall remain jointly and severally liable for all Finance Obligations, Guarantee Obligations and Other Obligations.” (i) Schedule 1.1D to the Credit Agreement (Responsible Officers) shall be deleted in its entirety and replaced with the updated Schedule 1.1D attached hereto at Annex B. (j) Schedule 1.1F to the Credit Agreement (Commitments) shall be deleted in its entirety and replaced with the updated Schedule 1.1F attached hereto at Annex C. Section 4. Representations and Warranties. Each of the Loan Parties represents and warrants to the Agent and the Lenders as of the Amendment Effective Date that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity. The Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of such Loan Party. (b) The execution, delivery and performance by such Loan Party of the Amendment, and the consummation of the transactions contemplated hereby taking place on or about the Amendment Effective Date (including the U.S. Revolving Commitment Increase), are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organizational Documents, or (b) violate any Law; except with respect to any violation referred to in this clause (b) to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (c) All representations and warranties of each Loan Party contained in Section 3 of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment Effective Date after giving effect thereto and the consummation of the transactions contemplated hereby taking place on or about the Amendment Effective Date (including the U.S. Revolving Commitment Increase), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Sections 3.1(a) and 3.1(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.1(a) and (b) of the Credit Agreement, respectively, prior to the Amendment Effective Date; (d) No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment Effective Date or, after giving effect hereto and thereto, would result from the Amendment and the transactions contemplated hereby (including the U.S. Revolving Commitment Increase); and (e) The execution, delivery, performance or effectiveness of this Amendment will not (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. Section 5. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Amendment Effective Date”): (a) The Agent shall have received: (1) counterparts of this Amendment that, when taken together, bear the signatures of (A) each Loan Party and (B) each U.S. Revolving Lender; (2) a counterpart of the fee letter (the “Amendment Fee Letter”) to be delivered in connection with this Amendment duly executed by the Borrower Representative;

(3) amended and restated U.S. Revolving Notes executed by the Borrowers in favor of each U.S. Revolving Lender requesting the same; (4) each of the following with respect to the joinder of the New Borrowers as Borrowers to the Credit Agreement and the other Loan Documents: (i) a Borrower Joinder Agreement, an Assumption Agreement and an acknowledgement and Consent, each executed by the New Borrowers; (ii) a Trademark Security Agreement and Patent Security Agreement executed by ABS; (iii) (x) (1) a certificate of each New Borrower, dated as of the date hereof, in form and substance reasonably acceptable to the Agent, with appropriate insertions and attachments, including certified organizational authorizations, resolutions, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each New Borrower certified as of a recent date by the relevant authority of the jurisdiction of organization of such New Borrower and bylaws or other similar Organizational Document of each New Borrower certified by a Responsible Officer as being in full force and effect on the date hereof, and (2) a certificate of each Loan Party (other than each New Borrower), dated as of the date hereof, in form and substance reasonably acceptable to the Agent, with incumbency certifications and (y) a good standing certificate for each Loan Party from its jurisdiction of organization certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date; (iv) evidence that certificates representing all the outstanding certificated Equity Interests of each New Borrower, together with any appropriate powers and instruments of transfer, endorsed in blank, with respect to such certificates and a counterpart of the Global Intercompany Note executed by each New Borrower, together with any appropriate powers and instruments of transfer, endorsed in blank, with respect to such note, have been delivered to the Term Agent; (5) the Agent and Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act; (6) the Agent shall have received an executed Borrowing Base Certificate dated as of the Amendment Effective Date, relating to the month ended November 24, 2018; and (7) duly executed documents evidencing the joinder of the New Borrowers pursuant to the Term Loan Credit Agreement and the other Term Loan Documents. (b) No Default or Event of Default shall have occurred and be continuing on and as of the Amendment Effective Date or, after giving effect hereto and thereto, would result from this Amendment and the transactions contemplated hereby (including the U.S. Revolving Commitment Increase).

(c) The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, without limitation, any and all fees due and payable under the Fee Letter and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Choate, Hall & Stewart LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Loan Parties under the Credit Agreement. Section 6. Post-Closing Obligations. As soon as reasonably practicable following the date of this Amendment, the New Borrowers shall deliver to the Agent, with respect to all insurance required by Section 5.5 of the Credit Agreement, insurance certificates of such New Borrower and endorsements with respect thereto indicating the Agent as an additional insured or lenders loss payee, as applicable, and otherwise reasonably acceptable to the Agent. Section 7. Expenses. As and to the extent provided in Section 10.5 of the Credit Agreement, the Loan Parties agree to reimburse the Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Choate, Hall & Stewart LLP, counsel for the Agent. Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof. Section 9. Applicable Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Section 11. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. Section 12. Acknowledgement and Affirmation. Each Loan Party party hereto hereby expressly acknowledges, (i) all of its obligations under the Guarantee and the Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuing basis, (ii) its grant of security interests pursuant to the Security Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment and (iii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. BORROWERS: JELD-WEN, INC. By: /s/ John Linker Name: John Linker Title: Executive Vice President and Chief Financial Officer JELD-WEN OF CANADA, LTD. KARONA, INC. AMERICAN BUILDING SUPPLY, INC. J B L HAWAII, LIMITED By: /s/ Brian Luke Name: Brian Luke Title: Treasurer Signature Page to Amendment No. 4 (ABL Facility)

HOLDINGS: JELD-WEN HOLDING, INC. By: /s/ Brian Luke Name: Brian Luke Title: Treasurer Signature Page to Amendment No. 4 (ABL Facility)

OTHER GUARANTORS: CREATIVE MEDIA DEVELOPMENT, INC. JW INTERNATIONAL HOLDINGS, INC. JW REAL ESTATE, INC. By:/s/ Brian Luke________________________________ Name: Brian Luke Title: Treasurer HARBOR ISLES, LLC By: JELD-WEN, Inc., its Sole Member By:/s/ Brian Luke________________________________ Name: Brian Luke Title: Treasurer JELD-WEN DOOR REPLACEMENT SYSTEMS, INC. By: /s/ Michael E. Westfall_________________________ Name: Michael E. Westfall Title: Secretary and Treasurer Signature Page to Amendment No. 4 (ABL Facility)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a U.S. Revolving Lender By:/s/ Peter Schuebler Name: Peter Schuebler Title: Vice President Signature Page to Amendment No. 4 (ABL Facility)

BANK OF AMERICA, N.A., as Syndication Agent and a U.S. Revolving Lender By:/s/ Andrew A. Doherty________________________ Name: Andrew A. Doherty Title: Senior Vice President Signature Page to Amendment No. 4 (ABL Facility)

Barclays Bank PLC, as a U.S. Revolving Lender By: /s/ Craig Malloy_____________________________ Name: Craig Malloy Title: Director Signature Page to Amendment No. 4 (ABL Facility)

SunTrust Bank, as a U.S. Revolving Lender By:/s/ Christopher M. Waterstreet________________ Name: Christopher M. Waterstreet Title: Director Signature Page to Amendment No. 4 (ABL Facility)

ROYAL BANK OF CANADA, as a U.S. Revolving Lender and a Canadian Revolving Lender By:/s/ Anna Bernat______________________________ Name: Anna Bernat Title: Attorney in Fact By:/s/ Farhan Lodhi_____________________________ Name: Farhan Lodhi Title: Attorney in Fact Signature Page to Amendment No. 4 (ABL Facility)

JPMORGAN CHASE BANK, N.A., as a U.S. Revolving Lender By: /s/ Antje Focke_____________________________ Name: Antje Focke Title: Executive Director Signature Page to Amendment No. 4 (ABL Facility)